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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Shuffle Master, Inc.:

        We consent to the incorporation by reference in this Registration Statement of Shuffle Master, Inc. on Form S-8 of our report dated December 11, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in the Annual Report on Form 10-K of Shuffle Master, Inc. for the year ended October 31, 2002.

                      /s/  DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 21, 2003

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Exhibit 23.1